Exhibit 99

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of UST Inc. (“Registrant”) for the quarterly period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent A. Gierer, Jr., as Chief Executive Officer of Registrant, and Robert T. D’Alessandro, as Chief Financial Officer of Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Vincent A. Gierer, Jr. Vincent A. Gierer, Jr. Chairman of the Board, Chief Executive Officer and President August 7, 2002

/s/ Robert T. D’Alessandro Robert T. D’Alessandro Senior Vice President and Chief Financial Officer August 7, 2002

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.